UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2019
PAPA JOHN’S INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)
Delaware	0-21660	61-1203323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2367
(Address of principal executive offices)
(502) 261-7272
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.
Endorsement Agreement
On June 11, 2019, Papa John’s International, Inc. (the “Company”) and Papa John’s Marketing Fund (“PJMF”) entered into an Endorsement Agreement (the “Endorsement Agreement”), effective March 15, 2019, with ABG-Shaq, LLC (“ABG-Shaq”), an entity affiliated with Shaquille O’Neal, for the personal services of Mr. O’Neal. Mr. O’Neal is a non-independent director of the Company.
Pursuant to the Endorsement Agreement, the Company and PJMF received the right and license to use Mr. O’Neal’s name, nickname, initials, autograph, voice, video or film portrayals, photograph, likeness and certain other intellectual property rights (individually and collectively, the “Personality Rights”), in each case, solely as approved by ABG-Shaq, in connection with the advertising, promotion and sale of Papa John’s-branded products. Mr. O’Neal will also provide brand ambassador services related to appearances, social media and public relations matters, and will collaborate with the Company and PJMF to develop one or more co-branded products using the Personality Rights.
As consideration for the rights and services granted under the Endorsement Agreement, the Company and PJMF agreed to pay to ABG-Shaq aggregate cash payments of $4.125 million over the three years of the Endorsement Agreement. The Company and PJMF will also pay expenses related to the marketing and personal services provided by Mr. O’Neal. In addition, the Company agreed to grant 87,136 restricted stock units (the “RSUs”) to Mr. O’Neal (as agent of ABG) under the Company’s 2018 Omnibus Incentive Plan. The RSUs will vest into an equivalent number of shares of the Company’s common stock according to the following vesting schedule:
•	31% (27,012) of the RSUs will vest on June 12, 2020;
•	33% (28,755) of the RSUs will vest on March 15, 2021; and
•	36% (31,369) of the RSUs will vest on March 15, 2022.
The initial term of the Endorsement Agreement ends on March 15, 2022, with an option for a one-year extension upon the parties’ mutual agreement. The Endorsement Agreement also includes customary exclusivity, termination and indemnification clauses.
A copy of the Endorsement Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Endorsement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Endorsement Agreement.

Item 8.01 Other Events.
In connection with the Endorsement Agreement, Mr. O’Neal also invested in nine Atlanta-area Company-owned Papa John’s restaurants through a previously announced joint venture between Mr. O’Neil and the Company. After the investment, the Company owns approximately 70% of the joint venture and Mr. O’Neal owns approximately 30% of the joint venture. Mr. O’Neal invested approximately $840,000 for the restaurants’ acquisition costs of approximately $2.8 million, representing his pro rata capital contribution.
Item 9.01 Financial Statements and Exhibits.
(d)   Exhibits
Exhibit
Number	Description

10.1
Endorsement Agreement executed June 11, 2019 and effective March 15, 2019 by and among, on the one hand, ABG-Shaq, LLC, for the personal services of Shaquille O’Neal, and, on the other hand, Papa John’s Marketing Fund, Inc. and Papa John’s International, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
PAPA JOHN’S INTERNATIONAL, INC.

Date: June 17, 2019	/s/ Joseph H. Smith, IV
Joseph H. Smith, IV
Senior Vice President, Chief Financial Officer